Exhibit 99

News Release

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN REPORTS RECORD OPERATING REVENUE AND

DILUTED EARNINGS PER SHARE FOR THE JUNE QUARTER

Operating Revenue Up 12 percent, and Diluted EPS Up 21 percent

VALLEY FORGE, PA, July 24, 2003—AmerisourceBergen Corporation (NYSE:ABC) today reported record results for its fiscal third quarter ended June 30, 2003. The following results are presented in accordance with generally accepted accounting principles (GAAP).

Fiscal Third Quarter Highlights

•	Record diluted earnings per share of $0.99, including special charges of $0.04, up 21 percent.

•	Record net income of $112.5 million, up 25 percent.

•	Record operating revenue of $11.5 billion, up 12 percent.

•	Return On Committed Capital (ROCC) of 25.1 percent.

Fiscal First Nine Months Highlights

•	Record diluted earnings per share of $2.85, including special charges of $0.06, up 24 percent.

•	Record net income of $321.7 million, up 29 percent.

•	Record operating revenue of $33.8 billion, up 13 percent.

“AmerisourceBergen again delivered exceptional performance,” said R. David Yost, AmerisourceBergen’s Chief Executive Officer. “We had solid results across all of our businesses. Strong operating revenue combined with a good contribution from our recent acquisitions and record operating expense efficiency drove significant operating margin expansion. This performance resulted in a great return on committed capital and excellent earnings per share.”

News Release

Discussion of Results

Diluted earnings per share for the third quarter of fiscal 2003 were $0.99, a 21 percent increase over the $0.82 in the prior year’s third quarter. Included in these results were special charges, net of tax, in the third quarter of fiscal 2003 of $2.4 million for facility consolidations and employee severance and $2.6 million related to the early retirement of debt, as well as a $4.9 million special charge, net of tax, in the same period of the previous fiscal year for merger integration activities. The earnings per share impact of the special charges was a decrease of $0.04 in the third quarter of fiscal 2003 and a decrease of $0.04 in the third quarter of fiscal 2002.

AmerisourceBergen’s operating revenue, which excludes bulk deliveries to customer warehouses, rose 12 percent to $11.5 billion in the third quarter of fiscal 2003 compared to $10.3 billion for the same period last year. Bulk deliveries in the quarter decreased to $0.9 billion from $1.3 billion in the prior fiscal year’s third quarter, as the Company successfully converted bulk business into operating revenue.

For the first nine months of fiscal 2003, diluted earnings per share were $2.85, a 24 percent increase over the $2.30 in the same nine-month period last year. Special charges related to facility consolidations and employee severance and the retirement of debt in the first nine months of fiscal 2003 and merger costs in the first nine months of fiscal 2002 resulted in a net decrease in earnings per share of $0.06 and $0.11, respectively.

Operating revenue in the first nine months of fiscal 2003 increased 13 percent to $33.8 billion from $29.9 billion in the same period of the previous fiscal year. Bulk deliveries to customer warehouses were down reflecting the impact of the conversion of bulk business to operating revenue in fiscal 2003.

“Our superior operating performance in the quarter was driven primarily by continued strong merger integration cost savings, excellent growth in our specialty pharmaceuticals business, and contributions from recent acquisitions,” said Kurt J. Hilzinger, AmerisourceBergen’s President and Chief Operating Officer.

“We continue to capture integration cost savings significantly ahead of schedule, and the creation of our new pharmaceutical distribution network remains on time and on budget,” he continued. “During the quarter we broke ground on our third new distribution center located near Dallas, Texas, and consolidated our eleventh distribution center. We are on schedule to consolidate two more distribution centers by the end of the fiscal year.”

2

News Release

“In our PharMerica segment, continued focus on cost controls and operating practices drove operating margins to nearly 7 percent,” said Hilzinger. “Operating revenue grew 7 percent, reflecting a moderation in the historically rapid growth rate of the workers’ compensation fulfillment business.”

Segment Review

AmerisourceBergen operates in two segments: Pharmaceutical Distribution (which includes the AmerisourceBergen Drug Company and AmerisourceBergen Specialty Group) and PharMerica (which includes the long term care pharmacy and workers’ compensation fulfillment businesses). Intersegment operating revenue of $203.2 million in the third quarter of fiscal 2003 from AmerisourceBergen Drug Company to PharMerica, which are included in the Pharmaceutical Distribution segment operating revenue, are eliminated for consolidated reporting purposes.

Pharmaceutical Distribution Segment

Operating revenue in the third quarter of fiscal 2003 increased to $11.3 billion compared with $10.1 billion in the third quarter of fiscal year 2002, a 12 percent increase.

Pharmaceutical Distribution customer mix in the third quarter of fiscal 2003 was 57 percent institutional and 43 percent retail. Operating revenue from institutional customers, which include mail order facilities, hospitals and specialty pharmaceutical customers, continued to grow significantly faster than operating revenue from retail customers.

Gross profit as a percentage of operating revenue in the third quarter of fiscal 2003 was 3.82 percent, essentially flat compared to the same period in the prior fiscal year. Gross margins were positively impacted by recent acquisitions, which offset the negative impacts of customer mix and the competitive environment.

Total operating expenses as a percentage of operating revenue in the third quarter of fiscal 2003 were a record low 2.01 percent, a 14 basis point improvement over the same quarter last year, driven by customer mix, merger integration cost savings and operating efficiencies, offset in part by higher expense ratios within recent acquisitions.

Operating income as a percentage of operating revenue in the third quarter of fiscal 2003 expanded 13 basis points to 1.81 percent compared to the third quarter of fiscal 2002.

AmerisourceBergen Specialty Group, with annualized revenue of more than $3.5 billion, continued its strong performance, building leadership positions in the distribution of products and services to physicians in oncology and other disease states, as well as growing its manufacturer services businesses.

3

News Release

PharMerica

PharMerica’s operating revenue for the third quarter of fiscal 2003 increased 7 percent to $399.9 million from $373.8 million in the previous year’s third quarter.

Gross profit as a percentage of operating revenue was 32.3 percent in the third quarter of fiscal 2003, an 84 basis point decline over the same period in the prior fiscal year due primarily to the comparatively faster growth in the lower-margin workers’ compensation business. The decline in gross margin was more than offset by a 185 basis point improvement in total operating expenses as a percentage of operating revenue due mainly to cost control and improved operating practices. Operating income as a percentage of operating revenue expanded 101 basis points in the quarter ended June 30, 2003 to a record 6.83 percent from 5.82 percent in the same period of the prior year.

Looking Ahead

“For the fiscal year ending September 30, 2003, we continue to expect to grow operating revenue approximately 13 percent, and earnings per share 20 percent, excluding the impact of special charges which included the cost of retiring the PharMerica bonds in the third quarter,” said Yost. “ROCC for fiscal year 2003 is expected to remain well above our 20 percent long-term target. We are confident in our ability to achieve annual merger integration cost savings of approximately $150 million well ahead of the end of fiscal year 2004, followed by additional cost savings as we complete the build-out of our distribution network over the next three to four years.”

Conference Call

The Company will host a conference call to discuss the results at 11:00 a.m. Eastern Daylight Time on July 24, 2003. Participating in the conference call will be: R. David Yost, Chief Executive Officer; Kurt J. Hilzinger, President and Chief Operating Officer; and Michael D. DiCandilo, Senior Vice President and Chief Financial Officer.

To access the live conference call via telephone:

Dial in:	(888) 276-0009 from inside the U.S., no access code required or (651) 291-0618 from outside the U.S., no access code required.

To access the live webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

A replay of the telephone call and webcast will be available from 4:15 p.m. July 24, 2003 until 11:59 p.m. July 31, 2003.

4

News Release

To access the replay via telephone:

Dial in:	(800) 475-6701 from within the U.S., access code: 689743 (320) 365-3844 from outside the U.S., access code: 689743

To access the archived webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital market, physician’s offices, alternate care and mail order facilities, and independent and chain pharmacies. The Company is also a leader in the long term care pharmacy marketplace, the workers’ compensation fulfillment business and contract packaging for manufacturers. With more than $45 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list and was ranked #6 in the 2003 Business Week 50, a list of the 50 best performing companies in the S & P 500. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies; regulatory changes; changes in U.S. government policies; failure to integrate the businesses of AmeriSource and Bergen Brunswig successfully; failure to obtain and retain expected synergies from the merger of AmeriSource and Bergen Brunswig; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2002.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

###

5

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2003	% of Operating Revenue	Three Months Ended June 30, 2002	% of Operating Revenue	% Change
Revenue:
Operating revenue	$11,482,571	100.00%	$10,278,327	100.00%	12%
Bulk deliveries to customer warehouses	938,100		1,342,500		-30%

Total revenue	12,420,671		11,620,827
Cost of goods sold	11,860,292		11,110,898		7%

Gross profit	560,379	4.88%	509,929	4.96%	10%
Operating expenses:
Distribution, selling and administrative	311,953	2.72%	304,299	2.96%	3%
Depreciation and amortization	16,340	0.14%	14,740	0.14%	11%
Facility consolidations and employee severance	3,880	0.03%	—	0.00%	N/A
Merger costs	—	0.00%	8,147	0.08%	N/A

Operating income	228,206	1.99%	182,743	1.78%	25%
Equity in losses (income) of affiliates and other	1,642	0.01%	(190)	0.00%	N/A
Interest expense	37,234	0.32%	33,326	0.32%	12%
Loss on early retirement of debt	4,220	0.04%	—	0.00%	N/A

Income before taxes	185,110	1.61%	149,607	1.46%	24%
Income taxes	72,564	0.63%	59,383	0.58%	22%

Net income	$112,546	0.98%	$90,224	0.88%	25%

Earnings per share:
Basic	$1.02		$0.86
Diluted	$0.99		$0.82
Weighted average common shares outstanding:
Basic	110,332		105,374
Diluted	116,774		112,891

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share data)

(unaudited)

	Nine Months Ended June 30, 2003	% of Operating Revenue	Nine Months Ended June 30, 2002	% of Operating Revenue	% Change

Revenue:
Operating revenue	$33,803,435	100.00%	$29,883,212	100.00%	13%
Bulk deliveries to customer warehouses	3,214,310		3,750,662		-14%

Total revenue	37,017,745		33,633,874
Cost of goods sold	35,354,752		32,138,019		10%

Gross profit	1,662,993	4.92%	1,495,855	5.01%	11%
Operating expenses:
Distribution, selling and administrative	953,198	2.82%	906,467	3.03%	5%
Depreciation and amortization	50,678	0.15%	44,189	0.15%	15%
Facility consolidations and employee severance	6,504	0.02%	—	0.00%	N/A
Merger costs	—	0.00%	20,385	0.07%	N/A

Operating income	652,613	1.93%	524,814	1.76%	24%
Equity in losses of affiliates and other	7,558	0.02%	1,187	0.00%	537%
Interest expense	110,018	0.33%	109,071	0.36%	1%
Loss on early retirement of debt	4,220	0.01%	—	0.00%	N/A

Income before taxes	530,817	1.57%	414,556	1.39%	28%
Income taxes	209,118	0.62%	164,575	0.55%	27%

Net income	$321,699	0.95%	$249,981	0.84%	29%

Earnings per share:
Basic	$2.96		$2.39
Diluted	$2.85		$2.30
Weighted average common shares outstanding:
Basic	108,845		104,505
Diluted	115,302		111,926

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2003	September 30, 2002	$ Change
ASSETS
Current assets:
Cash and cash equivalents	$224,823	$663,340	$(438,517)
Accounts receivable, net	2,500,776	2,222,156	278,620
Merchandise inventories	6,729,477	5,437,878	1,291,599
Prepaid expenses and other	15,161	26,263	(11,102)

Total current assets	9,470,237	8,349,637	1,120,600
Long-term assets	3,139,535	2,863,375	276,160

Total assets	$12,609,772	$11,213,012	$1,396,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,588,138	$5,367,837	$220,301
Current portion of long-term debt	60,907	60,819	88
Other current liabilities	789,499	670,861	118,638

Total current liabilities	6,438,544	6,099,517	339,027
Long-term debt, less current portion	2,238,790	1,756,494	482,296
Other liabilities	45,258	40,663	4,595
Stockholders’ equity	3,887,180	3,316,338	570,842

Total liabilities and stockholders’ equity	$12,609,772	$11,213,012	$1,396,760

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,
Operating Revenue	2003	2002	% Change
Pharmaceutical Distribution	$11,285,932	$10,094,205	12%
PharMerica	399,886	373,791	7%
Intersegment Eliminations	(203,247)	(189,669)	-7%

Operating revenue	$11,482,571	$10,278,327	12%

	Three Months Ended June 30,
Operating Income	2003	2002	% Change
Pharmaceutical Distribution	$204,777	$169,134	21%
PharMerica	27,309	21,756	26%
Merger costs, facility consolidations and employee severance	(3,880)	(8,147)	52%

Operating income	$228,206	$182,743	25%

Percentages of operating revenue:
Pharmaceutical Distribution
Gross profit	3.82%	3.83%
Operating expenses	2.01%	2.15%
Operating income	1.81%	1.68%
PharMerica
Gross profit	32.27%	33.11%
Operating expenses	25.44%	27.29%
Operating income	6.83%	5.82%
AmerisourceBergen Corporation
Gross profit	4.88%	4.96%
Operating expenses	2.89%	3.18%
Operating income	1.99%	1.78%

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Nine Months Ended June 30,
Operating Revenue	2003	2002	% Change
Pharmaceutical Distribution	$33,195,148	$29,367,184	13%
PharMerica	1,199,823	1,088,967	10%
Intersegment Eliminations	(591,536)	(572,939)	-3%

Operating revenue	$33,803,435	$29,883,212	13%

	Nine Months Ended June 30,
Operating Income	2003	2002	% Change
Pharmaceutical Distribution	$584,168	$484,586	21%
PharMerica	74,949	60,613	24%
Merger costs, facility consolidations and employee severance	(6,504)	(20,385)	68%

Operating income	$652,613	$524,814	24%

Percentages of operating revenue:
Pharmaceutical Distribution
Gross profit	3.84%	3.85%
Operating expenses	2.08%	2.20%
Operating income	1.76%	1.65%
PharMerica
Gross profit	32.27%	33.41%
Operating expenses	26.02%	27.85%
Operating income	6.25%	5.57%
AmerisourceBergen Corporation
Gross profit	4.92%	5.01%
Operating expenses	2.99%	3.25%
Operating income	1.93%	1.76%

AMERISOURCEBERGEN CORPORATION

EARNINGS PER SHARE

(In thousands, except per share data)

(unaudited)

Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period plus the dilutive effect of stock options. Additionally, the diluted earnings per share calculation considers the convertible subordinated notes as if converted and, therefore, the effect of interest expense related to those notes is added back to net income in determining income available to common stockholders.

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Net income	$112,546	$90,224	$321,699	$249,981
Interest expense – convertible subordinated notes, net of income taxes	2,501	2,481	7,479	7,442

Income available to common stockholders	$115,047	$92,705	$329,178	$257,423

Weighted average common shares outstanding – basic	110,332	105,374	108,845	104,505
Effect of dilutive securities:
Options to purchase common stock	778	1,853	793	1,757
Convertible subordinated notes	5,664	5,664	5,664	5,664

Weighted average common shares outstanding – diluted	116,774	112,891	115,302	111,926

Earnings per share:
Basic	$1.02	$0.86	$2.96	$2.39
Diluted	$0.99	$0.82	$2.85	$2.30